EXHIBIT 10.2

SCHEDULE B — PROMISSORY NOTE

1.      Names:

Investor:                                 Larry Powalisz, President
 K & L International Enterprises, Inc. 1
 375 State Road 436
 Casselberry, FL 32707

Issuer/Affiliate:                   Robert Atwell, President
 Camelot Entertainment Group, Inc.
 8001 Irvine Center Drive, Suite 400
 Irvine, CA 92618

2.     Promise to Pay.

In consideration of the debt listed in the "Wrap Around Agreement" (incorporated herein by reference), permitting the Issuer to fulfill debt obligations due and owed to the Affiliate, the Investor agrees to purchase the debt due and owed the Affiliate from the Issuer for $200,000.00 (Two Hundred Thousand Dollars)

3.      Principal Payment.

Issuer will pay the principal in full on or before August 31, 2010 , together with any accrued interest. No interest shall accrue for the first 60 days from the date of this agreement. Outstanding principal will accrue interest at the rate of 15% (fifteen percent) per annum.

4.      Collection Costs.

If Investor prevails in a lawsuit to collect on this note, Issuer will pay Investor's costs and lawyers' fees in an amount the court finds to be reasonable.

5. Notices.

All notices must be in writing. A notice may be delivered to Issuer or Investor at the address specified in Section I, above, or to a new address Issuer or Investor has designated in writing. A notice may be delivered:

(1) in person

(2) by certified mail, or

(3) by overnight courier.

6. Governing Law.

This promissory note will be governed by and construed in accordance with the laws of the state of Florida.

7. Severability.

If any court determines that any provision of this promissory note is invalid or unenforceable, any invalidity or unenforceability will affect only that provision and will not make any other provision of this agreement invalid or unenforceable and such provision shall be modified, amended, or limited only to the extent necessary to render it valid and enforceable.

Dated: August 3, 2009

By:/s/ Larry Powalisz
Larry Powalisz, President
K & L International Enterprises, Inc.
1375 State Road 436
Casselberry, FL 32707

By:/s/Robert Atwell
Robert Atwell, President
Camelot Entertainment Group, Inc.
8001 Irvine Center Drive, Suite 400
Irvine, CA 92618